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                                                                 Exhibit 3.03(b)

                      CERTIFICATE OF CHANGE OF LOCATION OF
                     REGISTERED OFFICE AND REGISTERED AGENT
                                       OF
                            AVIS INTERNATIONAL, LTD.

      The undersigned corporation hereby certifies as follows:

      FIRST: The name of the corporation is

             AVIS INTERNATIONAL, LTD.

      SECOND: (a) The address of the present registered office is 100 West 10th Street, in the City of Wilmington, County of New Castle, State of Delaware.

            (b) The address of the new registered office shall be 410 South State St., in the city of Dover, County of Kent, State of Delaware.

      THIRD: (a) The name of the present registered agent is The Corporation Trust Company.

            (b) The name of the new registered agent is United Corporate Services, Inc.

      FOURTH: The aforesaid changes were duly authorized by appropriate resolutions adopted by the Board of Directors at a meeting thereof.

      IN WITNESS WHEREOF, we have hereunto signed our names and affirm that the statements made herein are true under the penalties of perjury, this 31st day of October , 1978.

                                    AVIS INTERNATIONAL, LTD.


                                    /s/ David I. Schaffer
                                    --------------------------------------------
                                    David I. Schaffer
                                    Senior Vice President

                             Attest:


                                    /s/ Barry Shapiro
                                    --------------------------------------------
                                    Barry R. Shapiro, Assistant Secretary